                                              North Arkansas Bancshares, Inc.
                                                     Stock Order Form
                                           ------------------------------------
                                                               EXPIRATION DATE
                                             NEWPORT FEDERAL   for Stock Order
                                               SAVINGS BANK        Forms:
                                             200 OLIVIA DRIVE        , 1997
                                            NEWPORT, ARKANSAS    12:00 Noon,
                                             72112 (870) 523-   Central Time
                                                   3340
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 IMPORTANT--PLEASE NOTE: A properly completed original stock order form must be used to subscribe for common stock. Faxes or copies of this form are not required to be accepted. Please read the Stock Ownership Guide and Stock
 Order Form Instructions as you complete this Form.
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    (1)  NUMBER OF SHARES     SUBSCRIPTION PRICE     (2) TOTAL PAYMENT DUE
         [   ]                X  $10.00           =      [   ]
    The minimum number of shares that may be subscribed for is 25 shares. The maximum number of shares that may be purchased by any person in the Subscription Offering is 10,000 shares. The maximum number of shares that may be purchased in the conversion by any person together with associates or groups acting in concert is 15,000 shares. Management has the authority to increase or decrease these limits.
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[_] (3)  EMPLOYEE/OFFICER/DIRECTOR INFORMATION
    Check here if you are a director, officer or employee of Salida Building and Loan Association or a member of such person's immediate family.
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[_] (4)  METHOD OF PAYMENT/CHECK                    Check Amount
    Enclosed is a check, bank draft or money       [   ]
    order made payable to Salida Building and Loan Association in the amount of:
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[_] (5)  METHOD OF PAYMENT/WITHDRAWAL
    The undersigned authorizes withdrawal from the following account(s) at Salida Building and Loan Association. There is no penalty for early withdrawal used for this payment.

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        Account Number(s)                    Withdrawal Amount(s)
    -----------------------------      -------------------------------

    -----------------------------      -------------------------------

    -----------------------------      -------------------------------

    -----------------------------      -------------------------------

        Total Withdrawal Amount
                                      --------------------------------

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    (6)  PURCHASER INFORMATION
    a. [_] Eligible Account Holder --Check here if you were a depositor of at least $50.00 at Salida Building and Loan Association on December 31, 1995. Enter information below for all deposit accounts that you had at Salida Building and Loan Association on December 31, 1995.

    b. [_] Supplemental Eligible Account Holder--Check here if you were a depositor of at least $50.00 at Salida Building and Loan Association on September 30, 1997 but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at Salida Building and Loan Association on September 30, 1997.

    c. [_] Other Member -- Check here if you held a deposit or loan at Salida Building and Loan Association as of , 1997 but are not an Eligible Account Holder or Supplemental Eligible Account Holder.

    d. [_] Local Community Resident -- Check here if you are a permanent resident of Chaffee, Lake, Fremont or Saguache County, Colorado.

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        Account Title (Names on Accounts)           Account Number(s)
    ----------------------------------------     ------------------------

    ----------------------------------------     ------------------------

    ----------------------------------------     ------------------------
     PLEASE NOTE: FAILURE TO LIST YOUR ACCOUNTS MAY RESULT IN LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS. IF ADDITIONAL SPACE IS NEEDED, PLEASE UTILIZE THE BACK OF THIS STOCK ORDER FORM.
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    (7)  STOCK REGISTRATION/FORM OF STOCK OWNERSHIP
    [_] Individual                              [_] Joint Tenants
    [_] Tenants in Common
    [_] Fiduciary (i.e. trust, estate, etc.)    [_] Corporation or Partnership
    [_] Uniform Gifts to Minors Act             [_] Other
                                                          ---------------------

    (8)  NAME(S) IN WHICH STOCK IS TO BE REGISTERED (PLEASE PRINT CLEARLY)

    Name(s) continued                                Social Security # or Tax ID

    -----------------------------------              ---------------------------
                                                     Social Security # or Tax ID

    -----------------------------------              ---------------------------
    Street Address                       City        State      Zip Code

    -----------------------------------  ---------   --------   ----------------

    (9)  TELEPHONE INFORMATION   Daytime    Evening   County of Residence
            (   )                        (   )
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[_] (10) NASD AFFILIATION
    Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of 90 days following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.
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[_] (11) ASSOCIATE--ACTING IN CONCERT
    Check here, and complete the reverse side of this Form, if you or any associates (as defined on the reverse side of this Form) or persons acting in concert with you have submitted other orders for shares in the Subscription and/or Community Offerings.
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(12) ACKNOWLEDGMENT
     To be effective, this fully completed Stock Order Form must be actually received by Salida Building and Loan Association, no later than 12:00 p.m. Noon, Mountain Time, on __________, 1997, unless extended; otherwise this Stock Order Form and all subscription rights will be void. Completed Stock Order Forms, together with the required payment or withdrawal authorization, may be delivered to Salida Building and Loan Association or may be mailed to the Post Office Box indicated on the enclosed business reply envelope. All rights exercisable hereunder are not transferable and shares purchased upon exercise of such rights must be purchased for the account of the person exercising such rights.

     It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Conversion of Salida Building and Loan Association described in the accompanying Prospectus. If the Plan of Conversion is not approved by the voting members of Salida Building and Loan Association at a Special Meeting to be held on ____________, 1997, or any adjournment thereof, all orders will be cancelled and funds received as payment, with accrued interest, will be returned promptly. The undersigned agrees that after receipt by Salida Building and Loan Association, this Stock Order Form may not be modified, withdrawn or cancelled (unless the conversion is not completed within 45 days after the completion of the Subscription Offering) without the Association's consent, and if authorization to withdraw from deposit accounts at Salida Building and Loan Association has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned.

     Under penalty of perjury, I certify that the Social Security or Tax ID Number and the other information provided under number 8 of this Stock Order Form are true, correct and complete that I am purchasing for my own account and that there is no agreement or understanding regarding the transfer of my subscription rights or the sale or transfer of these shares.

     Applicable Regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of conversion subscription rights, or the underlying securities to the account of another. Salida Building and Loan Association and High Country Bancorp, Inc. may pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer.
     I acknowledge that the common stock offered is not a savings or deposit account and is not federally insured or guaranteed.
     A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED TWICE: BELOW AND ON THE ACKNOWLEDGEMENT FORM ON THE REVERSE HEREOF.

     SIGNATURE             DATE         SIGNATURE           DATE

     --------------------------         ------------------------
     DATE REC'D
               -------------
     CATEGORY
             ---------------
     ORDER #    BATCH
            ---       ------
     DEPOSIT
            ----------------

     A SIGNED ACKNOWLEDGEMENT FORM MUST ACCOMPANY ALL STOCK ORDER FORMS (SEE REVERSE SIDE)

Account Title (Names on     Account      Account Title (Names on      Account
       Accounts)           Number(s)            Accounts)            Number(s)
------------------------  ------------   -------------------------  -----------
------------------------  ------------   -------------------------  -----------
------------------------  ------------   -------------------------  -----------
------------------------  ------------   -------------------------  -----------

ITEM (11)--(CONTINUED)

List below all other orders       "Bank" is defined as: (i) any corporation or
submitted by you or your          organization (other than Newport Federal
Associates (as defined) or by     Savings Bank, North Arkansas Bancshares,
persons acting in concert with    Inc., or a majority-owned subsidiary of
you.                              Newport Federal Savings Bank or North
                                  Arkansas Bancshares, Inc.) of which such
  Name(s) listed on   Number of   person is an officer or partner or is,
  other Stock Order    Shares     directly or indirectly, the beneficial owner
        Forms          Ordered    of 10% or more of any class of equity
--------------------  ----------  securities; (ii) any trust or other estate
--------------------  ----------  in which such person has a substantial
--------------------  ----------  beneficial interest or as to which such
--------------------  ----------  person serves as a director or in a similar
--------------------  ----------  fiduciary capacity; provided, however, such term shall not include North Arkansas
                                  Bancshares, Inc.'s or Newport Federal
                                  Savings Bank's employee benefit plans in
                                  which such person has a substantial
                                  beneficial interest or serves as a director
                                  or in a similar fiduciary capacity; and
                                  (iii) any relative or spouse of such person,
                                  or any relative of such spouse, who either
                                  has the same home as such person or who is a
                                  Director of Newport Federal Savings Bank or
                                  North Arkansas Bancshares, Inc. or any
                                  subsidiaries thereof.
================================================================================

  A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED BELOW AND ON THE FRONT OF
                                  THIS FORM.

                             ACKNOWLEDGEMENT FORM

 I/WE ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY NEWPORT FEDERAL SAVINGS BANK (THE "BANK") OR BY THE FEDERAL GOVERNMENT.

 If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision, Midwest Region Director, Frederick R. Casteel at (972) 281-2000.

 I/We further certify that, before purchasing the common stock, par value $.01 per share, of North Arkansas's Bancshares, Inc., the proposed holding company for Newport Federal Savings Bank, I/we received a Prospectus dated
     , 1997 (the "Prospectus").

 The Prospectus that I/we received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment, including but not limited to:

   1. Lack of Active Market for Common Stock                      (page 1)
   2. Below Average Return on Average Equity and Increased
      Expenses Immediately After Conversion                       (page 1)
   3. Recent Operating Results                                    (page 1)
   4. Large Delinquent Loan                                       (page 2)
   5. Nonresidential Lending                                      (page 2)
   6. Potential Impact of Changes in Interest Rates
      and the Current Interest Rate Environment                   (page 2)
   7. Market Area Limitations                                     (page 3)
   8. Dependence on President                                     (page 3)
   9. Anti-Takeover Provisions and Statutory Provisions
      that Could Discourage HostileAcquisitions of Control        (page 3)
  10. Possible Voting Control by Directors and Officers           (page 4)
  11. Possible Dilutive Effect of MRP and Stock Options           (page 4)
  12. Financial Institution Regulation of the Thrift Industry     (page 4)
  13. Arkansas Usury Law                                          (page 4)
  14. Possible Adverse Tax Consequences of the
      Subscription Rights                                         (page 5)
  15. Branch Acquisition                                          (page 5)
  16. Restrictions on Repurchase of Shares                        (page 5)

 Signature                    Date       Signature                    Date

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 Name (Please Print)                     Name (Please Print)

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